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                                                                EXHIBIT 10.11

                                     RELEASE


      This Release ("Release") is effective as of the date provided for in section 10 below, and is made by and between FREDERICK R. PORT ("Employee") and CALLAWAY GOLF COMPANY (the "Company"), a Delaware corporation. Effective February 20, 2000, Employee's employment with the Company will terminate pursuant to the terms of a Resignation Agreement and General Release entered into effective November 23, 1999. The Company and Employee also enter into this Release relating to Employee's resignation.

      1. Payment.

         (a) In consideration for the release of claims as set forth in section 2 herein and Employee's execution of this Release, the Company hereby agrees to pay Employee an amount equal to Employee's pro rata share of the 1999 Officer Bonus Pool. Employee understands and agrees that the final aggregate bonus pool for officers pursuant to the 1999 Officer Bonus Pool will not be determined until the Company's performance is measured against the standards set forth in the 1999 Officer Bonus Pool, and that such evaluation shall not take place until early in the year 2000. The payment (less applicable withholding and other taxes) if any, will be paid to Employee in early 2000, when payment is made to officers receiving bonuses from the pool.

         (b) If the Company elects to provide some form of bonus compensation, in the form of cash, stock, stock options, or otherwise, based upon performance in 1999 to its officers other than Ely Callaway, its CEO, and/or Chuck Yash, its President, in addition to the 1999 Officer Bonus Pool, then Employee shall be entitled to receive a payment equal to what would have been his pro rata share of such bonus compensation in addition to any payment he would otherwise receive pursuant to subsection 1(a) above. In clarification of the foregoing, it is understood that the Company may provide bonus compensation for 1999 in addition to any payments from the 1999 Officer Bonus Pool to Mr. Callaway and/or Mr. Yash without creating additional payment obligations to Employee pursuant to this subsection. Any payment pursuant to this subsection (less applicable withholding and other taxes), if any, will be paid to Employee when payment is made to officers receiving such bonus compensation.

         (c) For purposes of subsection 1(a), "pro rata share" shall be a fraction, the numerator of which shall be six hundred thousand dollars ($600,000.00), and the denominator of which shall be the aggregate base salary paid to the officers of the Company in 1999. For purposes of subsection 1(b), "pro rata share" shall be a fraction, the numerator of which shall be six hundred thousand dollars ($600,000.00), and the denominator of which shall be the aggregate base salary paid to the officers of the Company in 1999 other than Mr. Callaway and Mr. Yash.

         (d) Employee acknowledges, understands and agrees that payment of any bonus to Employee pursuant to the 1999 Officer Bonus Pool or otherwise would have been purely at the discretion of the Company, and that Employee had no right or entitlement to a bonus from the Company or any of its affiliates for services rendered in 1999, pursuant to the 1999 Officer Bonus Pool or otherwise.
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      2. Release. In consideration for the Payment described in section 1 above,
Employee hereby irrevocably and unconditionally releases and forever discharges the Company, its predecessors, successors, subsidiaries, affiliates and benefit plans, and each and every past, present and future officer, director, employee, representative and attorney of the Company, its predecessors, successors, subsidiaries, affiliates and benefit plans, and their successors and assigns (collectively referred to herein as the "Releasees"), from any, every, and all charges, complaints, claims, causes of action, and lawsuits of any kind whatsoever, including, to the extent permitted under the law, all claims which Employee has against Releasees, or any of them, arising from or in any way related to circumstances or events arising out of Employee's employment by the Company. EMPLOYEE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES THAT EMPLOYEE IS WAIVING ANY RIGHT TO RECOVERY AGAINST RELEASEES BASED ON STATE OR FEDERAL AGE ANTI-DISCRIMINATION LAWS, INCLUDING WITHOUT LIMITATION, THE AGE DISCRIMINATION AND EMPLOYMENT ACT OF 1967, AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EMPLOYEE OR A GOVERNMENTAL AGENCY. Provided, however, that nothing in the foregoing or otherwise in this Agreement is intended to waive any of Employee's rights to have the Company defend and/or indemnify him in accordance with the General Corporation Law of Delaware and the Bylaws of the Company, as the same now exist or may hereafter be amended, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which Employee was or is a party or is threatened to be made a party by reason of the fact that Employee is or was a director or officer of the Company.

      3. Waiver. Employee waives all rights under section 1542 of the Civil Code of the State of California. Section 1542 provides as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

      4. Governing Law. This Release shall be construed and enforced in accordance with the internal laws of the State of California.

      5. Binding Effect. This Release shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

      6. IRREVOCABLE ARBITRATION OF DISPUTES.

         (a) EMPLOYEE AND THE COMPANY AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS RELEASE, ITS INTERPRETATION, ENFORCEABILITY, OR APPLICABILITY, OR RELATING TO EMPLOYEE'S EMPLOYMENT, OR THE TERMINATION THEREOF, THAT CANNOT BE RESOLVED BY MUTUAL AGREEMENT OF THE PARTIES SHALL BE SUBMITTED TO BINDING ARBITRATION. THIS INCLUDES, BUT IS NOT LIMITED TO, ALLEGED VIOLATIONS OF FEDERAL, STATE AND/OR LOCAL STATUTES, CLAIMS BASED ON ANY PURPORTED BREACH OF DUTY ARISING IN CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF COVENANT OF GOOD FAITH AND FAIR DEALING, VIOLATION OF PUBLIC POLICY, VIOLATION OF ANY STATUTORY, CONTRACTUAL OR COMMON LAW RIGHTS, BUT EXCLUDING WORKERS' COMPENSATION, UNEMPLOYMENT MATTERS, OR ANY MATTER FALLING WITHIN THE JURISDICTION OF THE STATE LABOR COMMISSIONER. THE PARTIES AGREE THAT

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ARBITRATION IS THE PARTIES' ONLY RECOURSE FOR SUCH CLAIMS AND HEREBY WAIVE THE
RIGHT TO PURSUE SUCH CLAIMS IN ANY OTHER FORUM, UNLESS OTHERWISE PROVIDED BY LAW. ANY COURT ACTION INVOLVING A DISPUTE WHICH IS NOT SUBJECT TO ARBITRATION SHALL BE STAYED PENDING ARBITRATION OF ARBITRABLE DISPUTES; PROVIDED, HOWEVER, THAT THE PARTIES SHALL HAVE THE RIGHT TO SEEK PROVISIONAL RELIEF IN AN ANCILLARY COURT ACTION IN CONNECTION WITH AN ARBITRABLE DISPUTE.

         (b) ANY DEMAND FOR ARBITRATION SHALL BE IN WRITING AND MUST BE COMMUNICATED TO THE OTHER PARTY WITHIN ONE (1) YEAR, OR WITHIN THE TIME PERIOD STATED IN THE APPLICABLE STATUTE OF LIMITATIONS, WHICHEVER IS LONGER, AFTER THE DISCOVERY OF THE ALLEGED CLAIM OR CAUSE OF ACTION BY THE AGGRIEVED PARTY.

         (c) THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE PROCEDURAL RULES STATED IN THE AMERICAN ARBITRATION ASSOCIATION ("AAA") CALIFORNIA EMPLOYMENT DISPUTE RESOLUTION RULES. THE ARBITRATION SHALL BE CONDUCTED IN SAN DIEGO BY A FORMER OR RETIRED JUDGE OR ATTORNEY WITH AT LEAST 10 YEARS EXPERIENCE IN EMPLOYMENT-RELATED DISPUTES, OR A NON-ATTORNEY WITH LIKE EXPERIENCE IN THE AREA OF DISPUTE, WHO SHALL HAVE THE POWERS TO HEAR MOTIONS, CONTROL DISCOVERY, CONDUCT HEARINGS AND OTHERWISE DO ALL THAT IS NECESSARY TO RESOLVE THE MATTER. THE PARTIES MUST MUTUALLY AGREE ON THE ARBITRATOR. IF THE PARTIES CANNOT AGREE ON THE ARBITRATOR AFTER THEIR BEST EFFORTS, AN ARBITRATOR FROM THE AMERICAN ARBITRATION ASSOCIATION WILL BE SELECTED PURSUANT TO THE AMERICAN ARBITRATION ASSOCIATION CALIFORNIA EMPLOYMENT DISPUTE RESOLUTION RULES.

         (d) THE ARBITRATION AWARD SHALL BE FINAL AND BINDING, AND MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING COMPETENT JURISDICTION. IT IS EXPRESSLY UNDERSTOOD THAT THE PARTIES HAVE CHOSEN ARBITRATION TO AVOID THE BURDENS, COSTS AND PUBLICITY OF A COURT PROCEEDING, AND THE ARBITRATOR IS EXPECTED TO HANDLE ALL ASPECTS OF THE MATTER, INCLUDING DISCOVERY AND ANY HEARINGS, IN SUCH A WAY AS TO MINIMIZE THE EXPENSE, TIME, BURDEN AND PUBLICITY OF THE PROCESS, WHILE ASSURING A FAIR AND JUST RESULT. IN PARTICULAR, THE PARTIES EXPECT THAT THE ARBITRATOR WILL LIMIT DISCOVERY BY CONTROLLING THE AMOUNT OF DISCOVERY THAT MAY BE TAKEN (E.G., THE NUMBER OF DEPOSITIONS OR INTERROGATORIES) AND BY RESTRICTING THE SCOPE OF DISCOVERY TO ONLY THOSE MATTERS CLEARLY RELEVANT TO THE DISPUTE. HOWEVER, AT A MINIMUM, EACH PARTY WILL BE ENTITLED TO ONE DEPOSITION.

         (e) THE ARBITRATOR HAS NO AUTHORITY TO AWARD PUNITIVE DAMAGES.

         (f) THE PREVAILING PARTY SHALL BE ENTITLED TO AN AWARD BY THE ARBITRATOR OF REASONABLE ATTORNEYS' FEES AND OTHER COSTS REASONABLY INCURRED IN CONNECTION WITH THE ARBITRATION, INCLUDING WITNESS FEES AND EXPERT WITNESS FEES, UNLESS THE ARBITRATOR FOR GOOD CAUSE DETERMINES OTHERWISE.

         I HAVE READ SECTION 6 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE.

_______________                                                  _______________
(Employee's initials)                                       (Company's initials)

      7. Counterparts. This Release may be executed in one or more counterparts which, when fully executed by the parties, shall be treated as one agreement.

      8. Advice of Counsel. The Company hereby advises Employee in writing to discuss this Release with an attorney before executing it, and Employee acknowledges that he has

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done so with Attorney Howard Hay. Employee further acknowledges that the Company will provide Employee twenty-one (21) days within which to review and consider this Release before signing it. Should Employee decide not to use the full twenty-one (21) days, then Employee knowingly and voluntarily waives any claims that he was not in fact given that period of time or did not use the entire twenty-one (21) days to consult an attorney and/or consider this Release.

      9. Right to Revoke. The parties acknowledge and agree that Employee may revoke this Release for up to seven (7) calendar days following Employee's execution of this Release and that it shall not become effective or enforceable until the revocation period has expired. The parties further acknowledge and agree that such revocation must be in writing addressed to Ely Callaway, Chairman and Chief Executive Officer of Callaway Golf Company (at the address shown below) and received by Ely Callaway not later than midnight on the seventh day following the execution of this Release by Employee. If Employee revokes this Release under this section, it shall not be effective or enforceable, and Employee will not receive the Payment described in section 1 above.

               Ely Callaway
               Chairman and Chief Executive Officer
               Callaway Golf Company
               2285 Rutherford Road
               Carlsbad, CA 92008

      10. Effective Date. If Employee does not revoke this Release in the timeframe specified in section 9 above, the Release shall become effective at 12:01 a.m. on the eighth day after it is fully executed by the parties.

      11. Severability. In the event any provision or provisions of this Release is or are held invalid, the remaining provisions of this Release shall not be affected thereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Release on the dates set forth below, to be effective as of the date first written above.

Employee                            Company
                                    CALLAWAY GOLF COMPANY,
                                    a Delaware Corporation

  /s/ Frederick R. Port         By: /s/ Ely Callaway
--------------------------          -----------------------------------
Frederick R. Port                   Ely Callaway, Chairman and CEO


Dated:                              Dated:
      --------------------                ------------------------------
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